Exhibit 5

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com

July 2, 2019

Whiting Petroleum Corporation

1700 Broadway, Suite 2300

Denver, Colorado 80290

Ladies and Gentlemen:

We have acted as counsel for Whiting Petroleum Corporation, a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 3,000,000 shares of the Company’s Common Stock, $0.001 par value (the “Common Stock”), which may be issued pursuant to the Whiting Petroleum Corporation 2013 Equity Incentive Plan, as amended and restated (the “Plan”).

As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, as amended to date; (iv) resolutions of the Company’s Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

Based upon the foregoing, we are of the opinion that:

1.    The Company is a corporation validly existing under the laws of the State of Delaware.

2.    The shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP

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